Exhibit 10.1

EXECUTION VERSION

$300,000,000

ENVESTNET, INC.

1.75% Convertible Notes due 2023

Purchase Agreement

May 22, 2018

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Purchasers named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Envestnet, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the entities named in Schedule I hereto (the “Purchasers”), for whom you (the “Representatives”) are acting as representatives, an aggregate of $300,000,000 principal amount of its 1.75% Convertible Notes due 2023, convertible into the common stock, par value $0.005 per share (the “Stock”), of the Company (the “Firm Notes”) and, at the election of the Purchasers, up to an aggregate of $45,000,000 additional principal amount of the Company’s 1.75% Convertible Notes due 2023 (the “Optional Notes”). The Firm Notes and the Optional Notes that the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Notes.” The Company’s obligations under the Notes will be fully and unconditionally guaranteed (the “Guarantee”) on an unsecured basis by Envestnet Asset Management, Inc., a Delaware corporation (the “Guarantor”), and a wholly-owned subsidiary of the Company. The Notes and the Guarantee are collectively referred to herein as the “Securities.” The Notes and the Guarantee are to be issued pursuant to an indenture to be dated as of May 25, 2018 (the “Indenture”), by and among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”).

The sale of the Securities to the Purchasers will be made without registration of the Securities or the Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 6 hereof as soon as you deem advisable.

In connection with the offering of the Securities, the Company has prepared a preliminary offering memorandum, dated May 21, 2018 (the “Preliminary Offering Memorandum”). Promptly after the execution of this Agreement, the Company will prepare and deliver to the Purchasers an offering memorandum (the “Offering Memorandum”) relating to the offering of the Securities which will consist of the information in the Preliminary Offering Memorandum with such changes therein as are required to reflect the information set forth in Schedule III hereto.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package (as defined in Section 1(b)) or the Offering Memorandum (or to any information “contained,” “included” or “stated” (or other references of like import) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum) shall be deemed to refer to and include all documents filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, and incorporated by reference therein; and reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(e)) furnished by the Company or the Guarantor prior to the completion of the distribution of the Securities.

1.	The Company and the Guarantor, jointly and severally, represent and warrant to, and agrees with, each of the Purchasers that:

(a)	The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Purchasers’ Information (as defined in Section 9(a));

(b)

For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m. (New York City time) on the date of this Agreement. The Preliminary Offering Memorandum, as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a) and listed on Schedule II(a) hereto) did not, as of its date of issue, conflict with the information contained in the Preliminary Offering Memorandum or the Offering Memorandum and each Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this representation and warranty shall not apply to statements or omissions made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or in a Company Supplemental Disclosure Document, in each case in reliance upon and in conformity with the Purchasers’ Information;

(c)	The documents incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such incorporated documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)	Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Pricing Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, taken as a whole, other than, in the case of clauses (i), (ii) and (iii), changes described or contemplated in the Pricing Disclosure Package; and (iv) there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(e)	The Company and its subsidiaries have good and marketable title to all property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Pricing Disclosure Package;

(f)

The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)	The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (including the Guarantor) (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(h)	The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Capital Stock” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Capital Stock”; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)

The execution and delivery of this Agreement, the Indenture, the Notes and the Guarantee by the Company and the Guarantor, as applicable, the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Indenture, the Notes and the Guarantee, as applicable, and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) will not violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, the Certificate of Incorporation or Bylaws of the Guarantor or the organizational documents of any other subsidiary of the Company, (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) will not require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(j)	Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default would not have a Material Adverse Effect;

(k)	The statements set forth (A) in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, (B) in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities or the Indenture, and (C) in the Pricing Disclosure Package and the Offering Memorandum under the captions “Material United States Federal Tax Considerations” and “Plan of Distribution,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under the caption “Item 1. Business—Regulation,” insofar as they purport to describe the provisions of the laws, matters and documents referred to therein, fairly summarize in all material respects such terms, laws, matters and documents;

(l)

Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Disclosure Package or (B) would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission if the offer and sale of the Securities contemplated hereunder were made pursuant to such registration statement that have not been described in each of the Pricing Disclosure Package and the Offering Memorandum; and, to the Company’s and the Guarantor’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(m)	Each of the Company and the Guarantor is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)	KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent certified public accountants with respect to the Company under the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

(o)	KPMG LLP, who have audited certain financial statements of Folio Dynamics Holdings, Inc. (“Folio Dynamics”) and its subsidiaries, and delivered their report with respect to the audited consolidated financial statements of Folio Dynamics incorporated by reference in the Pricing Disclosure Package, were, at all times relevant to such audits, independent certified public accountants with respect to Folio Dynamics under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations as of the date of such report;

(p)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Commission’s rules and guidelines applicable thereto and (ii) that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and except as disclosed in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(q)	Since the date of the latest audited financial statements included in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(r)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(s)	This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(t)	The Indenture has been duly authorized by the Company and the Guarantor and, at the First Time of Delivery (as defined in Section 4(a) hereof), will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(u)	The Notes have been duly authorized by the Company and, at the Time of Delivery of the Notes, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

(v)	The Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

(w)	The shares of Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company;

(x)	Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s or the Guarantor’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws;

(y)	The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights, moral rights and other rights (collectively, “Intellectual Property Rights”) used or employed by them in connection with, or necessary for the conduct of, the business now operated by them;

(z)	(A) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries (other than Intellectual Property Rights licensed or granted by the Company in the ordinary course of its business); (B) there is no infringement, misappropriation, breach, default or other violation (1) by the Company or its subsidiaries of any of the Intellectual Property Rights of third parties or (2) to the Company’ knowledge, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; and (C) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others (1) challenging the Company’s or any subsidiary’s rights in or to, or the validity, enforceability or scope of, any of their Intellectual Property Rights, or (2) that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others, except in each case covered by clauses (A), (B) and (C) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)

The financial statements, including the notes thereto, and the supporting schedules included in the Pricing Disclosure Package present fairly, in all material respects, the financial position at the dates indicated and the results of operations and cash flows for the periods indicated of the Company and its consolidated subsidiaries, or Folio Dynamics and its consolidated subsidiaries, as the case may be; except as otherwise stated in the Pricing Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Pricing Disclosure Package present fairly the information required to be stated therein. The historical financial data set forth or included in the Pricing Disclosure Package under the captions “Offering Memorandum Summary – Summary Consolidated Financial Data”, “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” present fairly in all material respects the information included therein. No other financial statements or supporting schedules would be required by the Securities Act to be included in a registration statement on Form S-1 to be filed with the Commission if the offer and sale of the Securities contemplated hereunder were made pursuant to such registration statement that have not been included in the Pricing Disclosure Package (other than audited financial statements of Folio Dynamics for the year ended December 31, 2017 and pro forma financial statements of the Company for the year ended December 31, 2017 giving effect to the acquisition of Folio Dynamics). The other financial information included in the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package and the books and records of the respective entities presented therein. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Pricing Disclosure Package present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(bb)	The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(cc)	The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder currently in effect and with which the Company is required to comply;

(dd)	Except as described in the Pricing Disclosure Package, during the six-month period preceding the date hereof, none of the Company, the Guarantor or any person acting on behalf of the Company or the Guarantor has offered, sold, issued or distributed to any person any shares of common stock and any securities of the same or a similar class as the Securities, including any offers and sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than the Securities offered or sold to the Purchasers hereunder or shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants; the Company and the Guarantor will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company or the Guarantor, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman Sachs & Co. LLC), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(ee)	There are no statutes, regulations, contracts or other documents that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission if the offer and sale of the Securities contemplated hereunder were made pursuant to such registration statement that have not been described in each of the Pricing Disclosure Package and the Offering Memorandum;

(ff)	All United States federal tax returns and state tax returns required to be filed by the Company and its subsidiaries in all jurisdictions in which the Company or its subsidiaries are incorporated or formed or are qualified to do business have been timely and duly filed, or the Company and its subsidiaries have requested and received extensions thereof, other than those filings being contested in good faith, and except where the failure to file would not have a Material Adverse Effect. Other than as disclosed in the Pricing Disclosure Package, there are no tax returns of the Company and its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice). All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due to such entities (and with respect to which the Company or its subsidiaries have received notice), have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(gg)	The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(hh)	No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Pricing Disclosure Package, or, to the knowledge of the Company, is imminent;

(ii)	Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(jj)	None of the outstanding shares of Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Securities Act other than as disclosed in the Pricing Disclosure Package; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(kk)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(ll)	Neither the Company nor any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(mm)	When issued, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(nn)	Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers and the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

(oo)	Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s or the Guarantor’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(pp)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(qq)	The Company and its subsidiaries possess all certificates, authorizations, registrations and permits issued by the appropriate federal, state, self-regulatory organization or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization, registration or permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Pricing Disclosure Package;

(rr)	Other than the Guarantor, Envestnet Portfolio Solutions, Inc. Envestnet Retirement Solutions, LLC, and FDx Advisors, Inc. (collectively, the “RIAs”), each of which is registered with the Commission as an investment adviser, and Portfolio Brokerage Services, Inc. (“PBSI”) which is registered with the Commission as a broker-dealer, neither the Company nor any of its subsidiaries (A) is or has been registered or (B) is required or has been required to be registered or (C) as a result of the transaction contemplated by this Agreement, will be required to register, as an investment adviser under the Investment Advisers Act of 1940, as amended (the “IAA”), as a commodity trading advisor, a commodity pool operator or a futures commission merchant under the Commodity Exchange Act of 1936, as amended, as a broker or a dealer under the Exchange Act or under the Blue Sky or securities laws of any applicable jurisdiction or the rules and regulations thereunder, except for such registration under the Blue Sky or securities laws of any applicable jurisdiction or the rules and regulations thereunder the failure of which to have been complied with would not reasonably be expected to have a Material Adverse Effect;

(ss)

Each of the RIAs (A) is duly registered as an investment adviser under the IAA and the rules, regulations and interpretations of the Commission thereunder and has been duly registered from the time such registration has been required, and such registration is, and has been from the time such registration was required, effective and in good standing, (B) is duly qualified as an investment adviser under the securities laws and the rules and regulations thereunder of each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; (C) has filed a Form ADV, including without limitation a firm brochure disclosing information required by Form ADV Part 2A, with the Commission in accordance with the IAA, which Form at the time of filing was, as amended and supplemented as of the date hereof is in effect pursuant to the requirements of the IAA and the rules, regulations and interpretations of the Commission thereunder and accurate and complete in all material respects; (D) has prepared and delivered to clients, in compliance with the requirements of Form ADV, one or more brochure supplements disclosing information required by Form ADV Part 2B, and has amended such brochure supplements, and delivered such amended brochure supplements to clients from time to time in compliance with the requirements of the IAA and the rules promulgated thereunder, and all such brochure supplements are accurate and complete as of the date hereof, and were accurate and complete at the time of delivery to each client, in all material respects; (E) has (x) obtained all other necessary approvals, (y) made all filings, including reports and other documents and (z) made all disclosures and delivered all documents to be delivered to its clients, as required by the IAA and the rules, regulations and interpretations of the Commission thereunder and all applicable regulatory authorities to conduct its business, except for where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (F) has not received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by the RIA in any case where it could be reasonably expected that the RIA would in fact be required either to obtain any such additional approvals or cease or otherwise limit engaging in certain business, except for such cessations or limitations of business which would not reasonably be expected to have a Material Adverse Effect; (G) has maintained in all material respects all books and other records required by the IAA and the rules, regulations and interpretations of the Commission thereunder, and, to the extent applicable, the Investment Company Act and the rules promulgated thereunder, and each of such reports and other documents at the time created was, as amended and supplemented as of the date hereof is, and after consummation of the transactions contemplated hereby shall be, accurate and complete in all material respects; and (H) is in compliance in all material respects with the requirements of the IAA and the rules, regulations and interpretations of the Commission thereunder and all other applicable investment adviser laws and regulations of each jurisdiction which are applicable to such RIA, and has filed all notices required to be filed thereunder;

(tt)	PBSI is registered as a broker-dealer with the Commission, is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other self-regulatory organizations (“SROs”) of which it is or is required to be a member and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. All persons associated with PBSI are duly registered with FINRA, each SRO, and each jurisdiction where the association of such persons with PBSI requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except to the extent that the failure to be so registered would not reasonably be expected to have a Material Adverse Effect. The business activities engaged in by PBSI are limited to retailing corporate equity securities over-the-counter, as set forth on its Form BD as filed with the Commission and enumerated in its FINRA membership agreement, and do not involve the handling of customer funds or securities and PBSI is not party to a clearing agreement. The broker-dealer operations of PBSI have been conducted in compliance with all material requirements of the Exchange Act, the rules and regulations of the Commission, FINRA and any other applicable state securities regulatory authority or self-regulatory organization including, but not limited to (i) establishing financial and operational controls and supervisory procedures in material compliance with all applicable legal and regulatory requirements and (ii) maintaining required minimum net capital and net capital in excess of levels that may require “early warning” notice to the Commission, FINRA or any other self-regulatory organization;

(uu)	Neither PBSI nor any person associated with PBSI is or has been subject to statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, or a disqualification, as that term is defined in Article III, Section 4 of the FINRA By-Laws;

(vv)	PBSI has not submitted any early warning notice to the Commission or FINRA and has not had any restriction on its business activities imposed upon it based upon the sufficiency of its net capital;

(ww)	PBSI has (A) filed all reports, registrations, statements and certifications, together with any amendments required to be made prior to the date hereof with (i) the Commission, (ii) FINRA and (iii) any other applicable state securities regulatory authority or self-regulatory organization and (B) obtained all necessary regulatory approvals that may be required in connection with the sale of the Securities contemplated hereby;

(xx)	Each investment advisory agreement to which any of the RIAs is a party is, and following the consummation of the transactions contemplated by the Agreement will be, a valid and legally binding obligation of such RIA and is in compliance with the applicable provisions of the IAA and the rules, regulations and interpretations of the Commission thereunder, and the applicable RIA is not, and following the consummation of the transactions contemplated by the Agreement will not be, in breach or violation of or in default under any such investment advisory agreement, except to the extent that any such noncompliance, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and

(yy)	Each entity for which any of the RIAs acts as investment adviser and, to the best knowledge of the RIAs, each entity for which the RIAs acts as subadviser and, in each case, which is required to be registered with the Commission as an investment company under the Investment Company Act (a “RIC”) is, and at the time of consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act and to the best knowledge of the Company, each RIC has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and to the best knowledge of the Company, there are no facts with respect to any such RIC that are likely to have a Material Adverse Effect; and, to the best knowledge of the Company, each RIC’s registration statement complies in all material respects with the provisions of the Securities Act, the Investment Company Act and the rules and regulations thereunder and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2. (a)	Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof plus accrued interest, if any, from May 25, 2018 to the First Time of Delivery, the principal amount of Firm Notes set forth opposite the name of such Purchaser in Schedule I and (ii) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Notes as provided in Section 2(b) below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof plus accrued interest, if any, from May 25, 2018 to the applicable Time of Delivery, that portion of the number of Optional Notes as to which such election shall have been exercised.

(b)	The Company hereby grants to the Purchasers the right to purchase at their election up to $45,000,000 aggregate principal amount of Optional Notes, at the purchase price set forth in Section 2(a)(ii). Any such election to purchase Optional Notes may be exercised in whole or from time to time in part only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and the Guarantor that:

(a)	It will sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A;

(b)	It will not make any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(c)	It is an institutional “accredited Investor” (“Institutional Accredited Investor”) within the meaning of Rule 501 under the Securities Act.

4. (a)	The Notes to be purchased by each Purchaser hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Notes to Goldman Sachs & Co. LLC, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Notes to the account of Goldman Sachs & Co. LLC at DTC. The Company will cause the definitive global Notes to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Sidley Austin LLP, 787 7th Avenue, New York, New York, 10019 (the “Closing Location”) The time and date of such delivery and payment shall be, with respect to the Firm Notes, 9:30 a.m., New York City time, on May 25, 2018, or at such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Optional Notes, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Purchasers’ election to purchase the Optional Notes, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date of delivery of the Firm Notes is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Notes, if not the First Time of Delivery, is herein called an “Additional Time of Delivery,” and each such time and date of delivery is herein called a “Time of Delivery”.

(b)

The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(m) hereof, will be delivered at such Time of Delivery at the Closing Location, and the Securities will be delivered through DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York

Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company and the Guarantor, jointly and severally, agree with each of the Purchasers:

(a)	To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum to which you reasonably object after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c)	To furnish the Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered, not misleading, or, if, in the reasonable opinion of counsel for the Purchasers, for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum in order to comply with applicable law, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(d)

During the period commencing on the date hereof and continuing to and including the date 90 days after the date of the Offering Memorandum, not to (1) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any shares of Stock beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Stock or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, without the prior written consent of you on behalf of the Purchasers (other than (a) the grant of options to purchase shares of Stock, restricted shares or restricted stock units pursuant to the Company’s existing employee benefit plans or the issuance of shares of Stock upon the exercise of any option issued pursuant to the Company’s employee benefit plans (or the filing of a registration statement on Form S-8 to register shares of Stock issuable under such plans), (b) the issuance by the Company of shares of Stock upon the exercise of a warrant or the conversion of a security outstanding on the date hereof, (c) the issuance by the Company of shares of Stock in an amount up to 10% of the Company’s outstanding shares of Stock in connection with a merger, acquisition or other transaction, provided that any individual or entity receiving shares of Stock pursuant to this clause (c) shall enter into a written agreement, satisfactory to the Representatives and in all material respects consistent with the terms of the agreement set forth in Annex III and (d) the issuance by the Company of shares of Stock pursuant to any pre-existing contractual obligation of the Company identified in the Offering Memorandum);

(e)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

(f)	During the period of three years after the last Time of Delivery hereunder, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or information available on its website or by electronically filing such information through EDGAR as long as such posting or filing complies with the Exchange Act;

(g)	During the period of one year after the last Time of Delivery hereunder, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Securities Act);

(h)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds;”

(i)	To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(j)	To use its commercially reasonable efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange (the “NYSE”).

6. (a)	Each of the Company and the Guarantor represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(b)	Each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”).

(c)	Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document, the use of which has been consented to by the Company and the Representatives, is listed, as applicable, on Schedule II(a) or Schedule II(b) hereto, respectively.

7.

The Company and the Guarantor, jointly and severally, covenant and agree with the several Purchasers that the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Securities, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees (not to exceed $5,000) and disbursements of counsel for the Purchasers in connection with such qualification and in connection with Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; (viii) any cost incurred in connection with the listing of the shares of Stock issuable upon conversion of the Securities; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder, as to the Notes to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Sidley Austin LLP, counsel for the Purchasers, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Mayer Brown LLP, counsel for the Company and the Guarantor, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached hereto as Annex I;

(c)	Shelly O’Brien, the General Counsel of the Company, shall have furnished to you her written opinion, dated such Time of Delivery, in the form attached hereto as Annex II;

(d)	On the date of the Offering Memorandum concurrently with the execution of this Agreement and also at each Time of Delivery, KPMG LLP, independent certified public accountants with respect to the Company, shall have furnished to you a letter or letters with respect to the Company, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

(e)	On the date of the Offering Memorandum concurrently with the execution of this Agreement and also at each Time of Delivery, KPMG LLP, independent certified public accountants with respect to Folio Dynamics, shall have furnished to you a letter or letters with respect to Folio Dynamics, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)	On the date of the Offering Memorandum concurrently with the execution of this Agreement and also at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to you a certificate executed by the Chief Financial Officer, dated the respective dates of delivery thereof, in form and substance satisfactory to you, covering certain financial and operating information of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(g)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Memorandum;

(h)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum;

(j)	The shares of Stock issuable upon conversion of the Securities shall have been approved for listing, subject to notice of issuance, on the NYSE;

(k)	The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement from each of the persons listed on Schedule IV hereto, substantially in the form attached hereto as Annex III and such agreements shall be in full force and effect.

(l)	The Purchasers shall have received an executed copy of the Indenture;

(m)	The Securities shall be eligible for clearance and settlement through the facilities of DTC;

(n)	The Company and the Guarantor shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Guarantor reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsection (g)(i) of this Section 8 and as to the absence, since the respective dates as of which information is given in the Pricing Disclosure Package, of any material adverse change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

9. (a)

The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein, it being understood that the only information furnished to the Company for such use is the information contained in the eighth paragraph and in the second sentence of the ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Purchasers’ Information”).

(b)	Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company and the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with the Purchasers’ Information; and each Purchaser will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, as provided in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Purchaser, any affiliate of each Purchaser, each employee, officer, director, partner and member of such affiliate and each person, if any, who controls any Purchaser or such affiliate within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company and the Guarantor within the meaning of the Securities Act.

10. (a)	If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)	If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the aggregate principal amount of Notes which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the aggregate principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a)

above, the aggregate principal amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to an Additional Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Optional Notes) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, the Guarantor or any officer or director or controlling person of the Company and the Guarantor, and shall survive delivery of and payment for the Notes.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantor shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than the failure of the condition set forth in Section 8(i)(i), (iii), (iv) or (v)), any Notes are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company and the Guarantor shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman Sachs & Co. LLC on behalf of the Representatives, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Purchasers.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Telecopy No. 212-622-8358, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Convertible Debt Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois 60601, Attention: Secretary, facsimile: (312) 827-2801; and if to any officer or director of the Company that has delivered a lock-up agreement described in Section 8(j) hereof, shall be delivered or sent by mail to his or her address provided in Schedule IV hereto or such other address as such officer or director provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the officers and directors of the Guarantor, the employees, officers and directors of each Purchaser, any affiliate of each Purchaser, each employee, officer, director, partner and member of such affiliate and each person who controls the Company, the Guarantor, any Purchaser or such affiliate, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company and the Guarantor acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantor have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Guarantor agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

17.

The Company and the Guarantor acknowledge that the Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, Guarantor and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Guarantor by such Purchasers’ investment banking divisions. The Company and the Guarantor acknowledge that each of the Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18.	This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantor and the Purchasers, or any of them, with respect to the subject matter hereof.

19.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Guarantor agree that any suit or proceeding arising in respect of this Agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.	The Company, the Guarantor and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.	Notwithstanding anything herein to the contrary, the Company and the Guarantor (and the Company’s and the Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Guarantor relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

23.	If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24.

Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Envestnet, Inc.

By:	/s/ Judson Bergman
Name: Judson Bergman
Title: Chairman and Chief Executive Officer

Envestnet Asset Management, Inc.

By:	/s/ Judson Bergman
Name: Judson Bergman
Title: Chairman and Chief Executive Officer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Vice President

Morgan Stanley & Co. LLC

By:	/s/ Leslie Kabla
Name: Leslie Kabla
Title: Vice President

For themselves and on behalf of each of the other Purchasers.

SCHEDULE I

Purchaser	Principal Amount of Firm Securities to be Purchased	Principal Amount of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	$75,000,000	$11,250,000
J.P. Morgan Securities LLC	75,000,000	11,250,000
Morgan Stanley & Co. LLC	75,000,000	11,250,000
BMO Capital Markets Corp.	7,500,000	1,125,000
BNP Paribas Securities Corp.	7,500,000	1,125,000
Credit Suisse Securities (USA) LLC	7,500,000	1,125,000
D.A. Davidson & Co.	7,500,000	1,125,000
JMP Securities LLC	7,500,000	1,125,000
MUFG Securities Americas Inc.	7,500,000	1,125,000
Robert W. Baird & Co. Incorporated	7,500,000	1,125,000
Stifel, Nicolaus & Company, Incorporated	7,500,000	1,125,000
SunTrust Robinson Humphrey, Inc.	7,500,000	1,125,000
William Blair & Company, L.L.C.	7,500,000	1,125,000

Total	$300,000,000	$45,000,000

Schedule I-1

SCHEDULE II

(a)	Company Supplemental Disclosure Documents:

The Company’s Electronic Investor Presentation, titled:

Empowering Financial Wellness

Investor Presentation

May 2018

(b)	Purchaser Supplemental Disclosure Documents: None

Schedule II-1

SCHEDULE III

PRICING TERM SHEET Dated May 22, 2018	STRICTLY CONFIDENTIAL

Envestnet, Inc.

1.75% Convertible Notes due 2023

The information in this pricing term sheet relates to the offering (the “Offering”) by Envestnet, Inc. (the “Issuer”) of its 1.75% Convertible Notes due 2023 (the “Notes”) and should be read together with the preliminary offering memorandum dated May 21, 2018 (including the documents incorporated by reference therein) relating to the Offering (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the Preliminary Offering Memorandum.

The Notes and the common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Accordingly, the Notes are being offered only to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

Issuer:	Envestnet, Inc. (NYSE: ENV)

Guarantor:	Envestnet Asset Management, Inc.

Securities Offered:	1.75% Convertible Notes due 2023

Offering Size:	$300,000,000 aggregate principal amount (or $345,000,000 aggregate principal amount if the initial purchasers exercise their option to purchase additional Notes in full)

Offering Price:	100% of the principal amount, plus accrued interest, if any, from the Settlement Date

Use of Proceeds:	The Issuer estimates that the net proceeds from the sale of the Notes, after deducting the initial purchasers’ discounts and offering expenses, will be approximately $291.3 million or approximately $335.1 million assuming the initial purchasers exercise their option to purchase additional Notes in full. The Issuer intends to use a portion of the net proceeds from the Offering to repay the outstanding principal balance of its Credit Facility. The Issuer intends to use the remaining net proceeds from the Offering, as well as the increased amounts available under its Credit Facility, for general corporate purposes, which may include selective strategic investments through acquisitions, alliances or other transactions and to opportunistically repurchase or retire its outstanding 1.75% Convertible Notes due 2019. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Schedule III-1

Affiliates of certain of the initial purchasers are lenders under the Issuer’s Credit Facility to be repaid with a portion of the net proceeds from the sale of the Notes and will receive a ratable portion of the net proceeds from the Offering.

Trade Date:	May 23, 2018

Settlement Date:	May 25, 2018

Maturity:	June 1, 2023, unless earlier purchased, redeemed or converted

Interest Rate:	1.75% per year payable semiannually in arrears in cash

Interest Payment Dates:	June 1 and December 1, beginning December 1, 2018

Optional Redemption:	The Issuer may not redeem the Notes prior to June 5, 2021. The Issuer may redeem for cash all or any portion of the Notes, at its option, on or after June 5, 2021 if the last reported sale price of its common stock (the “Common Stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, any of the five trading days immediately preceding the date on which the Issuer provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Issuer is not required to redeem or retire the Notes periodically.

Fundamental Change:	If the Issuer undergoes a “fundamental change” (as defined in the Preliminary Offering Memorandum under the heading ‘‘Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes’’) prior to maturity, subject to certain conditions, holders may require the Issuer to purchase all or any portion of their Notes in principal amounts of $1,000 or a multiple thereof. The fundamental change purchase price will be equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. The Issuer will pay the fundamental change purchase price in cash. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes” in the Preliminary Offering Memorandum.

NYSE Last Reported

Sale Price on May 22, 2018:	$52.55 per share of the Common Stock

Initial Conversion Rate:	14.6381 shares of Common Stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $68.31 per share of Common Stock

Schedule III-2

Conversion Premium:	Approximately 30% above the NYSE Last Reported Sale Price on May 22, 2018

Adjustment to Conversion Rate

upon Conversion in Connection

with a Make-Whole Fundamental

Change or an Optional Redemption:	The following table sets forth the number of additional shares (as defined under “Description of the Notes—Adjustment to the Conversion Rate Upon Conversion in Connection with a Make-whole Fundamental Change or an Optional Redemption” in the Preliminary Offering Memorandum) to be received per $1,000 principal amount of Notes for each stock price and effective date or redemption notice date set forth below:

	Stock Price
Effective Date/ Redemption Notice Date	$52.55	$55.00	$60.00	$65.00	$68.32	$70.00	$80.00	$90.00	$100.00	$150.00	$200.00	$250.00
5/25/2018	4.3913	3.9776	3.2797	2.7352	2.4391	2.3057	1.6879	1.2808	1.0030	0.4119	0.2254	0.1332
6/1/2019	4.3913	3.8707	3.1292	2.5582	2.2516	2.1147	1.4926	1.0976	0.8381	0.3280	0.1815	0.1098
6/1/2020	4.3913	3.7738	2.9685	2.3589	2.0372	1.8951	1.2665	0.8887	0.6542	0.2432	0.1377	0.0857
6/1/2021	4.3913	3.6538	2.7552	2.0905	1.7487	1.6006	0.9739	0.6313	0.4395	0.1583	0.0934	0.0595
6/1/2022	4.3913	3.5437	2.4347	1.6751	1.3042	1.1499	0.5629	0.3098	0.1988	0.0775	0.0480	0.0311
6/1/2023	4.3913	3.5437	2.0287	0.7466	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date or redemption notice date is between two dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $250.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $52.55 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Schedule III-3

Notwithstanding the foregoing, in no event will the conversion rate exceed 19.0294 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

CUSIP/ISIN:	29404K AC0 / US29404KAC09

Joint Book-Running Managers:	Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Co-Managers:	BMO Capital Markets Corp.

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

D.A. Davidson & Co.

JMP Securities LLC

MUFG Securities Americas Inc.

Robert W. Baird & Co. Incorporated

Stifel, Nicolaus & Company, Incorporated

SunTrust Robinson Humphrey, Inc.

William Blair & Company, L.L.C.

This pricing term sheet is intended for the sole use of the person to whom it is provided by the sender. This pricing term sheet is confidential and is for your information only and is not intended to be used by anyone other than you. The information in this pricing term sheet does not purport to be a complete description of the Notes or the Offering. This pricing term sheet does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes and any shares of Common Stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum may be obtained by contacting Goldman Sachs & Co. LLC, 200 West Street, New York, 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, by facsimile at (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at (866) 803-9204; or Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, by telephone at (866) 718-1649 or by email at prospectus@morganstanley.com.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule III-4

SCHEDULE IV

[PROVIDED SEPARATELY]

Schedule IV-1

ANNEX I

[PROVIDED SEPARATELY]

Annex I-1

ANNEX II

[PROVIDED SEPARATELY]

Annex II-1

ANNEX III

[PROVIDED SEPARATELY]

Annex III-1